EXHIBIT 99.1

BioCryst Announces $325 Million of Funding from Royalty Pharma and Athyrium Capital Management

NEW YORK and RESEARCH TRIANGLE PARK, N.C., Dec. 07, 2020 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX), Royalty Pharma plc (Nasdaq: RPRX) and Athyrium Capital Management, LP today announced transactions totaling $325 million in funding for BioCryst, with $250 million available at closing, to support the launch of ORLADEYO™ (berotralstat) in hereditary angioedema (HAE) and the development of its oral Factor D inhibitor, BCX9930.

Royalty Pharma will provide BioCryst with an upfront cash payment of $125 million and will receive royalties of 8.75% on direct annual net sales of ORLADEYO up to $350 million, 2.75% on sales between $350 million and $550 million, no royalty on sales over $550 million, and a tiered percentage of sublicense revenue for ORLADEYO in certain territories. In addition, Royalty Pharma will receive a 1.0% royalty on global net sales of BCX9930, if approved.

A fund managed by Athyrium Capital Management will provide BioCryst with a $200 million credit facility, of which BioCryst will draw $125 million at closing. The additional capital will be available in two tranches at BioCryst’s option, upon reaching defined revenue milestones. The credit facility bears interest at LIBOR + 8.25% (with a LIBOR floor of 1.75%) and is interest-only for the entire five year term, with all outstanding principal due at maturity. Additionally, BioCryst has the option to pay interest in-kind for the first eight quarters of the term, allowing the company to defer cash interest payments until after this period.  The company will be subject to a minimum liquidity covenant of $15 million. There are no other financial covenants unless the third tranche is drawn by BioCryst.

BioCryst plans to invest the combined proceeds to support the launch of ORLADEYO in the U.S. and Europe and to advance the development of BCX9930 into clinical trials in multiple complement-mediated diseases. Additionally, BioCryst will repay its existing facility with MidCap Financial.

“We believe ORLADEYO will be a transformative medicine and we are excited to partner with BioCryst to bring this oral, once-daily medicine to HAE patients. Based on the encouraging proof of concept data in paroxysmal nocturnal hemoglobinuria with BCX9930, we also believe this oral Factor D inhibitor offers substantial opportunities across multiple complement-mediated diseases,” said Pablo Legorreta, Chief Executive Officer of Royalty Pharma.

“With a prolific R&D capability, long IP on their products and significant near-term commercial opportunities, BioCryst represents the ideal profile Athyrium seeks for our investments and we are very excited to contribute to the company’s future success,” said Hondo Sen, Partner at Athyrium Capital Management.

“The substantial financial commitment of exceptional long-term partners like Royalty Pharma and Athyrium Capital Management enables BioCryst to fully invest in the launch of ORLADEYO and to accelerate the development of BCX9930 to address an unmet need for patients and deliver value to shareholders. We believe today’s financing reflects the next step in the transformation of BioCryst,” said Jon Stonehouse, Chief Executive Officer of BioCryst.

Cowen acted as financial advisor to BioCryst on the transaction. Gibson Dunn acted as legal advisor to BioCryst. Goodwin Procter, Wolf Greenfield and Maiwald acted as legal advisors to Royalty Pharma. Hogan Lovells acted as legal advisor to Athyrium Capital Management.

About Athyrium Capital Management, LP

Athyrium Capital Management, LP is a specialized asset management company formed in 2008 to focus on investment opportunities in the global healthcare sector. Athyrium advises funds with over $3.7 billion in committed capital. The Athyrium team has substantial investment experience across a wide range of asset classes including public equity, private equity, fixed income, royalties, and other structured securities. Athyrium invests across all healthcare verticals including biopharma, medical devices and products, healthcare focused services, and healthcare information technology. The team partners with management teams to implement creative financing solutions to companies' capital needs.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals discovers novel, oral, small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. Oral, once-daily ORLADEYO™ (berotralstat) is approved in the United States for the prevention of HAE attacks in adult and pediatric patients 12 years and older, and under regulatory review for approval in Japan and the European Union. BioCryst has several ongoing development programs including BCX9930, an oral Factor D inhibitor for the treatment of complement-mediated diseases, galidesivir, a potential treatment for COVID-19, Marburg virus disease and Yellow Fever, and BCX9250, an ALK-2 inhibitor for the treatment of fibrodysplasia ossificans progressiva. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst’s first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company’s website at www.biocryst.com.

About Royalty Pharma plc

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and not-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly - directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on more than 45 commercial products, including AbbVie and J&J’s Imbruvica, Astellas and Pfizer’s Xtandi, Biogen’s Tysabri, Gilead’s HIV franchise, Merck’s Januvia, Novartis’ Promacta, and Vertex’s Kalydeco, Orkambi, Symdeko and Trikafta, and four development-stage product candidates.

Forward-Looking Statements of BioCryst

This press release contains forward-looking statements, including statements regarding BioCryst’s anticipated use of proceeds from the financing transactions described herein and statements regarding other future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual use of proceeds, results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: the ongoing COVID-19 pandemic, which could create challenges in all aspects of BioCryst’s business, including without limitation delays, stoppages, difficulties and increased expenses with respect to BioCryst’s and its partners’ development, regulatory processes and supply chains, negatively impact BioCryst’s ability to access the capital or credit markets to finance its operations, or have the effect of heightening many of the risks described below or in the documents BioCryst files periodically with the Securities and Exchange Commission; the agreements underlying the financing transactions subject BioCryst to certain restrictive covenants, which could limit BioCryst’s flexibility in operating its business; BioCryst’s ability to successfully implement its commercialization plans for, and to commercialize, ORLADEYO, which could take longer or be more expensive than planned; ongoing and future preclinical and clinical development of BCX9930 may not have positive results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA, EMA, PMDA or other applicable regulatory agency may require additional studies beyond the studies planned for product candidates, may not provide regulatory clearances, which may result in delay of planned clinical trials, may impose certain restrictions, warnings, or other requirements on product candidates, may impose a clinical hold with respect to such product candidates, or may withhold or withdraw market approval for product candidates; product candidates, if approved, may not achieve market acceptance; BioCryst’s ability to successfully commercialize its product candidates, manage its growth, and compete effectively; risks related to the international expansion of BioCryst’s business; and actual financial results may not be consistent with expectations, including that 2020 operating expenses and cash usage may not be within management's expected ranges.  Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s forward-looking statements.

Forward-Looking Statements of Royalty Pharma

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.  This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of Royalty Pharma’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. Royalty Pharma does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.  Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Royalty Pharma’s own internal estimates and research. While Royalty Pharma believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.  For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov.

Contacts:

Athyrium:
Courtney Paul
+1 212 402-6925
ir@athyrium.com

BioCryst:
John Bluth
+1 919 859 7910
jbluth@biocryst.com

Royalty Pharma:
+1 212 883-2295
ir@royaltypharma.com